UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2014

MOBILESMITH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Road, Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(855) 516-2413

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2014, MobileSmith, Inc. (the “Company”) entered into a Loan and Security Agreement (the “LSA”) with Comerica Bank (“Comerica”) under which the Company may borrow up to $5,000,000.  The LSA has the following terms:

●	a maturity date of June 9, 2016;
●	a variable interest rate at prime plus 0.6% (3.85% on the date of execution) payable quarterly;
●	secured by substantially all of the assets of the Company, including the Company’s intellectual property;
●
secured by an extended irrevocable standby letter of credit (“SBLC”) issued by UBS AG (Geneva, Switzerland) (“UBS AG”) with an initial term expiring on May 31, 2015, which term shall be automatically renewed for one year periods, unless notice of non-renewal is given by UBS AG at least 45 days prior to the then current expiration date; and

●
acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default, including but not limited to, failure by the Company to perform its obligations and observe the covenants made by it under the LSA and insolvency of the Company.

The proceeds of the LSA were used to repay the $5,000,000 IDB Credit Facility.

Also on June 9, 2014, the Company entered into the Eighth Amendment (the “Eighth Amendment”) to Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007 (as so amended, the “Note Purchase Agreement”) and the Sixth Amendment (the “Sixth Amendment”) to Convertible Secured Subordinated Promissory Notes (as so amended, the “Notes”) with the holders of a majority of the aggregate outstanding principal amount of the Notes (collectively, the “Noteholders”).  The Eighth Amendment and the Sixth Amendment apply to all $28,605,000 in principal amount of Notes outstanding as of June 9, 2014, and all future Notes.  As amended, the Notes have the following terms:

●
a maturity date of the earlier of (i) November 14, 2016, (ii) a Change of Control (as defined in the Note Purchase Agreement), or (iii) when, upon or after the occurrence of an Event of Default (as defined in the Note Purchase Agreement) such amounts are declared due and payable by a Noteholder or made automatically due and payable in accordance with the terms of the Note Purchase Agreement;

●	an interest rate of 8% per year;
●	a total borrowing commitment of $33.3 million;
●	a conversion price that is fixed at $1.43;
●
optional conversion upon Noteholder request, provided that if at the time of any particular requested conversion the Company does not have a sufficient number of shares of its common stock authorized to allow for such conversion as well as the issuance of the maximum amount of common stock permitted under the Company’s 2004 Equity Compensation Plan, the Noteholder may request that the Company call a special meeting of the stockholders specifically for the purpose of increasing the number of shares of common stock authorized to cover the remaining portion of the Notes outstanding as well as the maximum issuances contemplated pursuant to the Company’s 2004 Equity Compensation Plan; and

●	the Notes are subordinated to amounts outstanding under the LSA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Eighth Amendment to Convertible Secured Subordinated Note Purchase Agreement and Sixth Amendment to Convertible Secured Subordinated Promissory Notes, dated June 9, 2014, by and among MobileSmith, Inc., Grasford Investments Ltd. and Crystal Management Ltd. (Filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer

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